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                                                                    Exhibit 10.4

                           NON-COMPETITION AGREEMENT
                                 NAVISITE, INC.

     IN CONSIDERATION OF the grant to the undersigned employee or consultant of an option for the purchase of 175,000 shares of Common Stock, $0.01 par value per share, of NaviSite, Inc. (the "Company", which term as used herein shall in all instances be deemed to include all corporations or other legal entities controlled, directly or indirectly, by the Company), and other good and valuable consideration, the undersigned employee or consultant hereby agrees as follows:

1. NON-COMPETITION AGREEMENT. I agree that during my employment or consulting relationship with the Company and for twelve (12) months thereafter, I will not, directly or indirectly,:

     (a) Engage in any business or enterprise (whether as an owner, member, manager, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 1% percent of the combined voting power of the outstanding stock of a publicly held company) that is competitive with the Company's business, including, but not limited to, any business or enterprise that develops, designs, produces, markets, sells or renders any product or service competitive with any product or service developed, designed, produced, marketed, sold or rendered by the Company or any of its subsidiaries while I was employed by or provided consulting services to the Company; or


     (b) Either alone or in association with others, solicit, divert, or take away or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by me while I was employed by or provided consulting services to the Company;

     (c) Either alone or in association with others (i) solicit, or permit any organizations directly or indirectly controlled by me to solicit, any employee of the Company to leave the employ of the Company, (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by me to solicit from employment, hire or engage as an independent contractor, any person who is/was employed by the Company at any time during the term of my employment or consulting relationship with the Company; provided, that this clause (ii) shall not apply to the solicitation, hiring or engagement of any individual whose employment with the Company has been terminated for a period of six months or longer.

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     (d)  The geographic scope of this Section shall extend to anywhere the
          Company is doing business, has done business or intends to do business.

     (e) If I violate the provisions of this Section, I shall continue to be bound by the restrictions set forth in this Section until a period of one year has expired without any violation of such provisions.

     (f) Subsequent to the last day of my employment by the Company I may request permission to work for or with an entity covered by this Agreement by delivering a written request to the Company at its then current headquarters address via certified mail or a nationally recognized overnight delivery service that provides proof of delivery, to the attention of the Chief Executive Officer with copies of such written request being concurrently delivered to the Vice President of Human Resources and the General Counsel of the Company. I understand that each such written request must specify the name of the entity that has offered a position to me, a brief description of the business of that entity, the title of my prospective position and a brief description of my roles and responsibilities in such position. If, within five business days after receipt by the above persons at the Company of such a written request by me (in the manner described above), the Company does not: (i) respond to my request, or (ii) grant my request, the Company will then begin to pay to me, effective from and after the earlier of either: (a) the denial of my request by the Company, or (b) the fifteenth (15th) day after my written request was received by Company, my base compensation then in effect, with the same frequency with which I was being paid during the last month of my employment by the Company (the "Continuation Payments"), subject to the following limitations: (i) the Continuation Payments will cease upon the earlier to occur of (a) the day I start working for an entity not covered by this Agreement, (b) twelve months after the last day of my employment by the Company, (c) my violation of any of the terms and conditions of my Non-Disclosure and Developments Agreement or this Agreement, (e) NaviSite grants a subsequent written request I make to the Company to permit me to work for an entity covered by this Agreement or (f) the Company voluntarily waives my compliance with the provisions of paragraphs 1.(a)-1.(e) of this Agreement.

     (g) In the event my employment by NaviSite is terminated for Cause, as defined below, the provisions of paragraph 1.(f) shall be null and void, shall not apply and shall have no force and effect. "Cause" means my willful and intentional engaging in conduct that is demonstrably and materially injurious to the Company, my willful and intentional breach of my fiduciary obligations as an officer of the Company, my willful and intentional refusal to perform my legal duties with the Company after instruction by the Chief Executive Officer or the Board of Directors to do so or my conviction of, or the entry of a pleading of guilty or nolo contender to any crime involving moral turpitude or any felony.

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3. OTHER AGREEMENTS.

     (a) I hereby represent that, except as I have previously disclosed in writing to the Company, I am not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment or consulting relationship with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement and as an employee or consultant of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior my employment or consulting relationship with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

     (b) I agree to notify any prospective employer of the existence of this agreement and to furnish a copy hereof (and the Company may also furnish a copy thereof) to such employer. I acknowledge that I have read and signed the Non-Disclosure and Developments Agreement provided to me by the Company and delivered an executed copy to the Company.

4. NOT AN EMPLOYMENT CONTRACT.

     I acknowledge and agree that this Agreement does not constitute a contract of employment and does not imply or otherwise constitute an agreement that the Company will continue my employment or consulting relationship for any period of time. Nothing in this agreement alters the "at-will" nature of my employment with the Company.



5. GENERAL PROVISIONS.

     (a) NO CONFLICT. I represent that my execution and performance of this Agreement does not and will not conflict with or breach the terms of any other agreement by which I am bound.

     (b) ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, between me and the Company relating to the subject matter of this Agreement, provided that nothing herein shall limit my obligations under any non-disclosure and

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          developments agreement which I may enter with the Company. This
          Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by me and the Company. I agree that any change or changes in my duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

     (c) INTERPRETATION. If any restriction set forth in Section 2 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or over too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     (d) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair the validity or enforceability of any other provision of this Agreement.

     (e) WAIVER. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and shall not be construed as a bar to, or waiver of any, right on any other occasion.

     (f) ACKNOWLEDGMENT AND EQUITABLE REMEDIES. I acknowledge that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and consider the restrictions to be reasonable for such purpose. I agree that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that a breach of Section 2 would entail inevitable wrongful use or disclosure of the Company's proprietary and confidential information, and therefore, in the event of any breach of this Agreement, I agree that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief without posting a bond.

     (g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or otherwise combined or which may succeed to its assets or business, provided however that the obligations of the employee or contractor are personal and shall not be assigned by the employee or contractor.

     (h) GOVERNING LAW, FORUM AND JURISDICTION. This Agreement shall be governed by and construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflicts of law provisions.

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     (i)  CAPTIONS. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND AND AGREE TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

     WITNESS our hands and seals:

                                      NAVISITE, INC.


Date: January 18, 2001                By: /s/ Leslie Detellis
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                                              Leslie Detellis
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                                          Please print name and title



Date: January 18, 2001                    /s/ John B. Muleta
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                                          Employee signature

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